UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2021

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Savara Inc. (“Savara”) previously entered into the Loan and Security Agreement dated April 28, 2017 between Savara and its Aravas Inc. subsidiary, as co-borrowers, and Silicon Valley Bank, as lender (“SVB”), as amended by amendments between the parties dated October 31, 2017, December 4, 2018, January 31, 2020, and March 30, 2021 (the “Loan Agreement”).

The terms of the Loan Agreement provide that if by June 30, 2021, Savara has an ongoing phase 3 clinical trial evaluating its molgramostim product for the treatment of autoimmune pulmonary alveolar proteinosis (“aPAP”) in which the first patient has been dosed (the “Trial Requirement”), the interest only-period under the Loan Agreement will continue until June 30, 2022. On June 30, 2021, Savara announced the first patient was dosed in its IMPALA-2 trial of molgramostim for the treatment of aPAP. The Trial Requirement has therefore been satisfied, and the interest only-period under the Loan Agreement will continue until June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer